SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                  ----------------------------------

                                FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


                           July 15, 2003
                   ----------------------------------
                    (Date of earliest event report)


                        WEYERHAEUSER COMPANY
            (Exact name of registrant as specified in charter)

               Washington            1-4825            91-0470860
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            (State or other       (Commission        (IRS Employer
            jurisdiction of       File Number)       Identification
            incorporation or                             Number)
              organization)


                       Federal Way, Washington 98063-9777
                    (Address of principal executive offices)
                                   (zip code)

             Registrant's telephone number, including area code:
                                (253) 924-2345

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TABLE OF CONTENTS

     Item 9.  Regulation FD Disclosure
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   SIGNATURES
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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549

Item 9.  Regulation FD Disclosure

     On July 15, 2003, Weyerhaeuser Company a press release stating the following:

DRYDEN, Ontario - Weyerhaeuser Company today announced a major restructuring of its Dryden, Ontario operations to meet changed market conditions for its
forest products.   The sawmill will close permanently and the pulp and paper
mill workforce will be reduced, affecting about 330 hourly positions.

Weyerhaeuser will take a $7 million (US), or three cents per share, after-tax charge against its second quarter earnings for costs associated with the restructuring. Weyerhaeuser will announce second quarter earnings on July 25.

The sawmill will close permanently Oct. 11, affecting approximately 110 hourly employees. The woodroom will continue to operate, supplying chips to the pulp mill. In addition, about 220 positions in the pulp and paper and converting operations will be eliminated, effective Oct. 11, to achieve productivity levels comparable to other competitive pulp and paper mills. The reductions are part of Weyerhaeuser's efforts to remain competitive with other producing regions and to match production to its order levels.

"The forest industry today faces serious challenges and change is essential to ensure we have a sustainable future at Dryden both in the short and long term," said Norm Bush, vice president, Ontario. "A combination of factors led to this difficult decision, including uncompetitive costs, oversupply of lumber and paper products, the rising Canadian dollar, and the impact of softwood lumber tariffs on shipments to the United States.

"By making these changes, we are positioning our operations to be more competitive and successful in the short and long term, thereby providing more job and community stability for the future."

The Dryden sawmill is a small, older facility, with high costs and without sufficient wood supply available to achieve competitive scale. Job reductions in pulp and paper will bring the workforce to a level more comparable to similar mills.

"Employees affected by these changes are skilled, valuable and productive people who have contributed significantly to these operations over many years," Bush said. "They have earned our appreciation and gratitude and will be treated with dignity and respect through the transition process."

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Comprehensive programs are in place for impacted employees, including severance benefits, outplacement counseling, transition assistance, and education and relocation assistance. Everything possible will be done to identify re-employment opportunities at other Weyerhaeuser mills for impacted employees.

"Weyerhaeuser remains committed to the mill and community in Dryden, and to our operations in northwestern Ontario," Bush emphasized. "Restructuring is one step we must take to make the operation competitive and viable, and positioned to provide long-term employment and economic stability for the region going forward."

                                  # # #

Weyerhaeuser Company (NYSE: WY), one of the world's largest integrated forest products companies, was incorporated in 1900. In 2002, sales were $29.1 billion (18.5 billion US). It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Weyerhaeuser Company Limited, a wholly owned subsidiary, has Exchangeable Shares listed on the Toronto Stock Exchange under the symbol WYL. Additional information about Weyerhaeuser's businesses, products and practices is available at http://www.weyerhaeuser.com.

                                   # # #
SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


							WEYERHAEUSER COMPANY

                          By  		/s/ Steven J. Hillyard
	                    Its:	      Vice President and
                                          Chief Accounting Officer
Date:  July 15, 2003

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